                          INVESTMENT ADVISORY AGREEMENT

         AGREEMENT, dated as of November 30, 2001, by and between The Equitable Life Assurance Society of the United States, a New York stock life insurance corporation (the "Manager"), and Massachusetts Financial Services Company, a corporation organized under the laws of the State of Delaware ("Adviser").

         WHEREAS, the Manager has entered into an Investment Management Agreement dated November 30, 2001 with the AXA Premier VIP Trust ("Trust") an investment company registered under the Investment Company Act of 1940, as amended ("Investment Company Act");

         WHEREAS, the Trust's shareholders are and will be primarily separate accounts maintained by insurance companies for variable life insurance policies and variable annuity contracts (the "policies") under which income, gains and losses, whether or not realized, from assets allocated to such accounts are, in accordance with the Policies, credited to or charged against such accounts without regard to other income, gains, or losses of such insurance companies; as well as other shareholders as permitted under Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code"), and the rules and regulations thereunder with respect to the qualification of variable annuity contracts and variable life insurance policies as insurance contracts under the Code;

         WHEREAS, the AXA Premier VIP Large Cap Value Portfolio and AXA Premier VIP Small/Mid Cap Growth Portfolio are each a series of the Trust (individually and collectively referred to as a "Fund");

         WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act") and is the investment manager to the Trust;

         WHEREAS, the Adviser is registered as an investment adviser under the Advisers Act;

         WHEREAS, the Board of Trustees of the Trust and the Manager desire that the Manager retain the Adviser to render investment advisory and other services to the portion of a Fund that has been allocated to Adviser (individually and collectively referred to as an "Allocated Portion") in the manner and on the terms hereinafter set forth;

         WHEREAS, the Manager has the authority under the Investment Management Agreement with the Trust to select advisers for each Fund of the Trust; and

         WHEREAS, the Adviser is willing to furnish such services to the Manager and a Fund;

         NOW, THEREFORE, the Manager and the Adviser agree as follows:

1.       APPOINTMENT OF ADVISER

         The Manager hereby appoints the Adviser to act as an investment adviser for a Fund, subject to the supervision and oversight of the Manager and the Trustees of the Trust, and in accordance with the terms and conditions of this Agreement. The Adviser will be an independent contractor and will have no authority to act for or represent the Trust or the Manager in any way or otherwise be deemed an agent of the Trust or the Manager except as expressly authorized in this Agreement or another writing by the Trust, the Manager and the Adviser.

2.       ACCEPTANCE OF APPOINTMENT

         The Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

         The assets of an Allocated Portion will be maintained in the custody of a custodian (who shall be identified by the Manager in writing). The Adviser will not have custody of any securities, cash or other assets of a Fund and will not be liable for any loss resulting from any act or omission of the custodian other than acts or omissions arising in reliance on instructions of the Adviser.


3.       SERVICES TO BE RENDERED BY THE ADVISER TO THE TRUST

         A. As investment adviser to a Fund, the Adviser will coordinate the investment and reinvestment of the assets of an Allocated Portion and determine the composition of the assets of an Allocated Portion, subject always to the supervision and control of the Manager and the Trustees of the Trust.

         B. As part of the services it will provide hereunder, the Adviser will:

                  (i) obtain and evaluate, to the extent deemed necessary and advisable by the Adviser in its discretion, pertinent economic, statistical, financial, and other information affecting the economy generally and individual companies or industries, the securities of which are included in an Allocated Portion or are under consideration for inclusion in an Allocated Portion;

                  (ii) formulate and implement a continuous investment program for an Allocated Portion;

                  (iii) take whatever steps are necessary to implement the investment program for an Allocated Portion by arranging for the purchase and sale of securities and other investments, including issuing directives to the administrator of the Trust as necessary for the appropriate implementation of the investment program of an Allocated Portion;

                  (iv) keep the Trustees of the Trust and the Manager fully informed on an ongoing basis as agreed by the Manager and Adviser of all material facts concerning the investment and reinvestment of the assets in an Allocated Portion, the Adviser and its key investment personnel and operations, make periodic and special written reports of such additional information concerning the same as may reasonably be requested from time to time by the Manager or the Trustees of the Trust and the Adviser will attend meetings with the Manager and/or the Trustees, as reasonably requested, to discuss the foregoing;

                  (v) in accordance with procedures and methods established by the Trustees of the Trust, which may be amended from time to time, provide assistance in determining the fair value of all securities and other investments/assets in an Allocated Portion, as necessary, and use reasonable efforts to arrange for the provision of valuation information or a price(s) from a party(ies) independent of the Adviser for each security or other investment/asset in an Allocated Portion for which market prices are not readily available;

                  (vi) provide any and all material composite performance information, records and supporting documentation about accounts the Adviser manages, if appropriate, which are relevant to an Allocated Portion and that have investment objectives, policies, and strategies substantially similar to those employed by the Adviser in managing an Allocated Portion that may be reasonably necessary, under applicable laws, to allow a Fund or its agent to present information concerning Adviser's prior performance in the Trust's Prospectus and SAI (as hereinafter defined) and any permissible reports and materials prepared by a Fund or its agent;

                  (vii) cooperate with and provide reasonable assistance to the Manager, the Trust's administrator, the Trust's custodian and foreign custodians, the Trust's transfer agent and pricing agents and all other agents and representatives of the Trust and the Manager, keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Trust and the Manager, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information; and

                  (viii) execute account documentation, agreements, contracts and other documents as the Adviser shall be requested by brokers, dealers, counterparties and other persons to execute in connection with its management of the assets of an Allocated Portion, provided that the Adviser receives the express agreement and consent of the Manager and/or the Trust's Board of Trustees to execute such documentation, agreements and other documents. In such respect, and only for this limited purpose, the Adviser shall act as the Manager's and/or the Trust's agent and attorney-in-fact.

         C. In furnishing services hereunder, the Adviser shall be subject to, and shall perform in accordance with the following: (i) the Trust's Agreement and Declaration of Trust, as the same may be hereafter modified and/or amended from time to time ("Trust Declaration"); (ii) the By-Laws of the Trust, as the same may be hereafter modified and/or amended from time to time ("By-Laws");
(iii) the currently effective Prospectus and Statement of Additional Information of the Trust filed with the SEC and delivered to the Adviser, as the same may be hereafter modified, amended and/or supplemented ("Prospectus and SAI"); (iv) the Investment Company Act and the Advisers Act and the rules under each, and all other federal and state securities laws or regulations applicable to the Trust and a Fund; (v) the Trust's Compliance Manual and other policies and procedures adopted from time to time by the Board of Trustees of the Trust; and (vi) the written instructions of the Manager. Prior to commencement of the Adviser's services hereunder, the Manager agrees to provide promptly to the Adviser a copy of the documents mentioned above and all changes made to such documents and a list of affiliated brokers and underwriters for reporting transactions under applicable provisions of the Investment Company Act. These documents and any amendments thereto shall not be deemed effective with respect to the Adviser until three business days after the Adviser's receipt thereof.

         D. The Adviser, at its expense, will furnish: (i) all necessary facilities and personnel; and (ii) administrative facilities, including bookkeeping, and all equipment necessary for the efficient conduct of the Adviser's duties under this Agreement.

         E. The Adviser will select brokers and dealers to effect all Fund transactions subject to the conditions set forth herein. The Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions, if applicable. The Adviser is directed at all times to seek to execute transactions for an Allocated Portion (i) in accordance with any written policies, practices or procedures that may be established by the Board of Trustees or the Manager from time to time and which have been provided to the Adviser or (ii) as described in the Trust's Prospectus and SAI. In placing any orders for the purchase or sale of investments for a Fund, in the name of an Allocated Portion or its nominees, the Adviser shall, use its best efforts to obtain for an Allocated Portion "best execution", considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement. In no instance will portfolio securities be purchased from or sold to the Adviser, or any affiliated person thereof, except in accordance with the Investment Company Act, the Advisers Act and the rules under each, and all other federal and state laws or regulations applicable to the Trust and a Fund.

         F. Subject to the appropriate policies and procedures approved by the Board of Trustees, Adviser may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, as amended ("Exchange Act") cause an Allocated Portion to pay a broker or dealer that provides brokerage or research services to the Manager, the Adviser and an Allocated Portion an amount of commission for effecting a Fund transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Adviser's overall responsibilities to a Fund or its other advisory clients. To the extent authorized by Section 28(e) and the Trust's Board of Trustees, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action. In addition, subject to seeking "best execution", the Manager or the Adviser may also consider sales of shares of the Trust as a factor in the selection of brokers and dealers. Subject to seeking best execution, the Board of Trustees or the Manager may direct the Adviser to effect transactions in Fund securities through broker-dealers in a manner that will help generate resources to: (i) pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment; or (ii) recognize broker-dealers for the sale of Fund shares.

         G. On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of an Allocated Portion as well as other clients of the Adviser, the Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. Allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner which the Adviser considers to be the most equitable and consistent with its fiduciary obligations to an Allocated Portion and to its other clients over time. The Manager agrees that Adviser and its affiliates may give advice and take action in the performance of their duties with respect to any of their other clients that may differ from advice given, or the timing or nature of actions taken, with respect to an Allocated Portion. The Manager also acknowledges that Adviser and its affiliates are fiduciaries to other entities, some of which have the same or similar investment objectives (and will hold the same or similar investments) as an Allocated Portion, and that Adviser will carry out its duties hereunder together with its duties under such relationships. Nothing in this Agreement shall be deemed to confer upon Adviser any obligation to purchase or to sell or to recommend for purchase or sale for an Allocated Portion any investment that Adviser, its affiliates, officers or employees may purchase or sell for its or their own account or for the account of any client, if in the sole and absolute discretion of Adviser it is for any reason impractical or undesirable to take such action or make such recommendation for an Allocated Portion.

         H. The Adviser will maintain all accounts, books and records with respect to an Allocated Portion as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act and Advisers Act and the rules thereunder ("Required Records") and shall file with the SEC all forms pursuant to Section 13 of the Exchange Act, with respect to its duties as are set forth herein.

         I. The Manager acknowledges that the Adviser is not the compliance agent for the Funds or an Allocated Portion, and does not have all of the books and records necessary to perform certain compliance testing. The Adviser shall perform such compliance testing as it deems reasonable based on its own books and records with respect to an Allocated Portion and shall certify compliance to the Manager accordingly.

         J. The Adviser will, unless and until otherwise directed by the Manager or the Board of Trustees, vote proxies with respect to an Allocated Portion's securities and exercise rights in corporate actions or otherwise in accordance with the Adviser's proxy voting guidelines, as amended from time to time, which shall be provided to the Trust and the Manager.

4.       COMPENSATION OF ADVISER

         The Manager will pay the Adviser a monthly advisory fee with respect to an Allocated Portion as specified in Appendix A to this Agreement. Payments shall be made to the Adviser on or about the fifth day of each month; however, this advisory fee will be calculated daily for an Allocated Portion based on the net assets of an Allocated Portion on each day and accrued on a daily basis. Payments of the monthly management fee will be accompanied by documentation that verifies the calculation of such fee. The compensation for any partial period will be pro-rated for the services provided during that period.

5.       LIABILITY AND INDEMNIFICATION

         A. Except as may otherwise be provided by the Investment Company Act or any other federal securities law, neither the Adviser nor any of its officers, members or employees (its "Affiliates") shall be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Manager or the Trust as a result of any error of judgment or mistake of law by the Adviser or its Affiliates with respect to a Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser or its Affiliates for, and the Adviser shall indemnify and hold harmless the Trust, the Manager, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended ("1933 Act")) (collectively, "Manager Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Manager Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations hereunder.

         B. Except as may otherwise be provided by the Investment Company Act or any other federal securities law, the Manager and the Trust shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser as a result of any error of judgment or mistake of law by the Manager with respect to an Allocated Portion, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Manager for, and the Manager shall indemnify and hold harmless the Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, "Adviser Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on any willful misconduct, bad faith, reckless disregard or gross negligence of the Manager in the performance of any of its duties or obligations hereunder.

          C. Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 5, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from liability which it may have to any indemnified party otherwise than under this Section 5. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitied to participate therein and, to the extent that it may wish and unless the indemnified releases the indemnifying party from any further obligations made under this Seciton 5 in connection with that action, assume the defense thereof, with counsel satisfactory to such indemnified party. After notice from the indemnifying party of its intention to assume the defense of an action, the indemnified party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

6.       REPRESENTATIONS OF MANAGER

         The Manager represents, warrants and agrees that:

         A. The Manager has been duly authorized by the Board of Trustees of the Trust to delegate to the Adviser the provision of investment services to an Allocated Portion as contemplated hereby.

         B. The Manager has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Adviser with a copy of such code of ethics.

         C. The Manager is currently in compliance and shall at all times continue to comply with the requirements imposed upon the Manager by applicable law and regulations.

         D. The Manager (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) to the best of its knowledge, has met and will seek to continue to meet for so long as this Agreement is in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (v) will promptly notify Adviser of the occurrence of any event that would disqualify Manager from serving as investment manager of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise; and (vi) will notify the Adviser of any assignment of the Management Agreement or change of control of the Manager. The Manager will also promptly notify the Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of a Fund, provided, however, that routine regulatory examinations shall not be required to be reported by this provision.


7.       REPRESENTATIONS OF ADVISER

         The Adviser represents, warrants and agrees as follows:

         A. The Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) to the best of its knowledge, has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify Manager of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to
Section 9(a) of the Investment Company Act or otherwise. The Adviser will also promptly notify a Fund and the Manager if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of a Fund, provided, however, that routine regulatory examinations shall not be required to be reported by this provision.

         B. The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Manager and the Board with a copy of such code of ethics, together with evidence of its adoption. Within forty-five days of the end of the last calendar quarter of each year that this Agreement is in effect, and as otherwise requested, the president, Chief Operating Officer or a vice-president of the Adviser shall certify to the Manager that the Adviser has complied in all material respects with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Adviser's code of ethics relating to the services the Adviser performs under this Agreement or, if such a material violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Manager, the Adviser shall permit the Manager, its employees or its agents to examine the reports required to be made to the Adviser by Rule 17j-1(c)(1) and all other records relevant to the Adviser's code of ethics relating to the services the Adviser performs under this Agreement.

         C. The Adviser has provided the Trust and the Manager with a copy of its Form ADV at least 48 hours prior to execution of this Agreement, which as of the date of this Agreement is its Form ADV as most recently filed with the Securities and Exchange Commission and promptly will furnish a copy of all amendments to the Trust and the Manager at least annually. Such amendments shall reflect all changes in the Adviser's organizational structure, professional staff or other significant developments affecting the Adviser, as required by the Advisers Act.

         D. The Adviser will notify the Trust and the Manager of any assignment of this Agreement or change of control of the Adviser, as applicable, and any changes in the key personnel who are the portfolio manager(s) of an Allocated Portion prior to or, promptly after, such change.

The Adviser agrees to bear all reasonable expenses of a Fund, if any, arising out of an assignment or change in control.

         E. The Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

         F. The Adviser agrees that neither it, nor any of its affiliates, will knowingly in any way refer directly or indirectly to its relationship with the Trust, a Fund, the Manager or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Manager, except as required by rule, regulation or upon the request of a governmental authority. However, the Adviser may use the performance of an Allocated Portion in its composite performance.

8.       NON-EXCLUSIVITY

         The services of the Adviser to the Manager, an Allocated Portion and the Trust are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation.

9.       SUPPLEMENTAL ARRANGEMENTS

         The Adviser may from time to time employ or associate itself with any person it believes to be particularly suited to assist it in providing the services to be performed by such Adviser hereunder, provided that no such person shall perform any services with respect to an Allocated Portion that would constitute an assignment or require a written advisory agreement pursuant to the Investment Company Act. Any compensation payable to such persons shall be the sole responsibility of the Adviser, and neither the Manager nor the Trust shall have any obligations with respect thereto or otherwise arising under the Agreement.

10.      REGULATION

         The Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any Required Records that any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

11.      RECORDS

         The Required Records relating to the services provided under this Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to the Adviser such records and permit it to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its duties. In the event of the termination of this Agreement, such records shall promptly be returned to the Trust by the Adviser free from any claim or retention of rights therein, provided that the Adviser may retain any such records that are required by law or regulation. The Manager and the Adviser shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or otherwise required by law.

12.      DURATION OF AGREEMENT

         This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved: (i) by a vote of a majority of those trustees of the Trust who are not "interested persons" (as defined in the Investment Company Act) of any party to this Agreement ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of a Fund's outstanding securities. This Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually by the Board of Trustees provided that in such event such continuance shall also be approved by the vote of a majority of the Independent Trustees of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

13.      TERMINATION OF AGREEMENT

         This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of a Fund, on sixty (60) days' written notice to the Manager and the Adviser, or by the Manager or Adviser on sixty (60) days' written notice to the Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty, (i) in the event of its assignment (as defined in the Investment Company Act), or (ii) in the event the Investment Management Agreement between the Manager and the Trust is assigned (as defined in the Investment Company Act) or terminates for any other reason. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

14.      USE OF ADVISER'S NAME

         The parties agree that the name of the Adviser, the names of any affiliates of the Adviser and any derivative or logo or trademark or service mark or trade name are the valuable property of the Adviser and its affiliates. The Manager and the Trust shall have the right to use such name(s), derivatives, logos, trademarks or service marks or trade names only with the prior written approval of the Adviser so long as this Agreement is in effect.

         Upon termination of this Agreement, the Manager and the Trust shall forthwith cease to use such name(s), derivatives, logos, trademarks or service marks or trade names. The Manager and the Trust agree that they will review with the Adviser any advertisement, sales literature, or notice prior to its use that makes reference to the Adviser or its affiliates or any such name(s), derivatives, logos, trademarks, service marks or trade names so that the Adviser may review the context in which it is referred to, it being agreed that the Adviser shall have no responsibility to ensure the adequacy of the form or content of such materials for purposes of the Investment Company Act or other applicable laws and regulations. If the Manager or the Trust makes any unauthorized use of the Adviser's names, derivatives, logos, trademarks or service marks or trade names, the parties acknowledge that the Adviser shall suffer irreparable harm for which monetary damages may be inadequate and thus, the Adviser shall be entitled to injunctive relief, as well as any other remedy available under law.

15.      AMENDMENTS TO THE AGREEMENT

         Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to exemptive relief granted by the SEC, this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of a Fund (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff or unless the SEC has granted an exemption from such approval requirement) and by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to a Fund if a majority of the outstanding voting securities of a Fund vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of any other Fund affected by the amendment or all the Funds of the Trust.

16.      ASSIGNMENT

         Any assignment (as that term is defined in the Investment Company Act) of the Agreement made by the Adviser without the prior written consent of the Trust and the Manager shall result in the automatic termination of this Agreement, as provided in Section 13 hereof. Notwithstanding the foregoing, no assignment shall be deemed to result from any changes in the directors, officers or employees of such Adviser except as may be provided to the contrary in the Investment Company Act or the rules or regulations thereunder. The Adviser agrees that it will notify the Trust and the Manager of any changes in its directors, officers or employees within a reasonable time thereafter.

17.      ENTIRE AGREEMENT

         This Agreement contains the entire understanding and agreement of the parties with respect to an Allocated Portion.

18.      HEADINGS

         The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

19.      NOTICES

         All notices required to be given pursuant to this Agreement shall be delivered or mailed to the address listed below of each applicable party in person or by registered or certified mail or a private mail or delivery service providing the sender with notice of receipt. The specific person to whom notice shall be provided for each party will be specified in writing to the other party. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

         For: The Equitable Life Assurance Society of the United States Patricia Louie, Vice President and Counsel
                  1290 Avenue of the Americas, 8th Floor
                  New York, New York  10104

         For:     AXA Premier Funds Trust
                  Patricia Louie, Vice President and Secretary
                  1290 Avenue of the Americas, 8th Floor
                  New York, New York  10104

         For:     Massachusetts Financial Services Company
                  Attn: Legal Department
                  500 Boylston Street, 20th Floor
                  Boston, MA  02116

20.      SEVERABILITY

         Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

21.      TRUST AND SHAREHOLDER LIABILITY

         The Manager and Adviser are hereby expressly put on notice of the limitation of shareholder liability as set forth in the Agreement and Declaration of Trust of the Trust and agree that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more series, the obligations hereunder shall be limited to the respective assets of a Fund. The Manager and Adviser further agree that they shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of a Fund, nor from the Trustees or any individual Trustee of the Trust.

22.      GOVERNING LAW

         The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of New York, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

23.      INTERPRETATION

         Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment," and "affiliated persons," as used herein shall have the meanings assigned to them by Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.



THE EQUITABLE LIFE ASSURANCE         MASSACHUSETTS FINANCIAL SERVICES COMPANY
SOCIETY OF THE UNITED STATES


By: /s/ Peter D. Noris               By:  /s/ Arnold D. Scott
   -------------------------------       ------------------------------------
   Peter D. Noris                        Arnold D. Scott
   Executive Vice President              Senior Executive Vice President

                                   APPENDIX A
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                                      WITH
                    MASSACHUSETTS FINANCIAL SERVICES COMPANY


Related Portfolios                            Annual Advisory Fee Rate***
------------------                            ---------------------------
LARGE CAP VALUE PORTFOLIOS, which shall       0.40% the MFS Allocated Portion's average
consist of the following Allocated Portion    daily net assets up to and including $300
and Other Allocated Portion** (collectively   million; and 0.375% of the MFS Allocated
referred to as "Large Cap Value               Portion's average daily net assets in excess
Portfolios"):                                 of $300 million and up to and including $600
                                              million; and 0.35% of the MFS Allocated
AXA Premier VIP Large Cap Value Portfolio*    Portion's average daily net assets in excess
AXA Premier Large Cap Value Fund*             of $600 million

SMALL/MID CAP GROWTH PORTFOLIOS, which shall  0.40% of the MFS Allocated Portion's average
consist of the following Allocated Portion    daily net assets up to and including $300
and Other Allocated Portion** (collectively   million; and 0.375% of the MFS Allocated
referred to as "Small/Mid Cap Growth          Portion's average daily net assets in excess
Portfolios"):                                 of $300 million and up to and including $600
                                              million; and 0.35% of the MFS Allocated
AXA Premier VIP Small/Mid Cap Growth          Portion's average daily net assets in excess
Portfolio*                                    of $600 million
AXA Premier Small/Mid Cap Growth Fund*

* Fee to be paid with respect to this Fund shall be based only on the portion of a Fund's average daily net assets advised by the Adviser, which may be referred to as an "MFS Allocated Portion."

** Other Allocated Portions are other registered investment companies (or series or portions thereof) that are managed by the Manager and advised by the Adviser, which are classified "Large Cap Value Portfolios" or "Small/Mid Cap Growth Portfolios."

*** The daily advisory fee for the Related Portfolios is calculated by multiplying the aggregate net assets of the Related Portfolios at the close of the immediately preceding business day by the annual Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year. The daily fee applicable to each Allocated Portion is the portion of the daily advisory fee for the Related Portfolios equal to the Allocated Portion's net assets relative to the aggregate net assets of the Related Portfolios, including the Allocated Portion, used in the fee calculation.